UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/16/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2008, the Board of Directors of the Registrant appointed David Mazaika as the Company's Chief Operating Officer, effective December 22, 2008. Under the terms of his employment, Mr. Mazaika will receive an initial annual base salary of $250,000, a grant of stock options to purchase 150,000 shares of the Company's common stock that will vest ratably over a four year period, and a monthly car allowance of $1,000. Mr. Mazaika will also be eligible to participate in such other benefit programs as are customarily offered to the Company's executive officers. Mr. Mazaika's employment with the Company is terminable at-will by either party at any time.

Mr. Mazaika previously served as Chairman of the Board of Directors and Chief Executive Officer of ISE Corporation since 1995. ISE Corporation is a supplier of integrated hybrid-electric drive systems and control software for large buses and trucks. Mr. Mazaika co-founded ISE Corporation in 1994. Before then, he held various positions with General Dynamics Corporation from 1985 to 1993. Mr. Mazaika, who holds a Bachelor of Science in electrical engineering from Cornell University, has more than 20 years management and technical experience in high tech, automotive, and aerospace industries.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: December 22, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer